UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01	Regulation FD Disclosure

As previously disclosed, on December 20, 2009, Citadel Broadcasting Corporation (the “Company”) and certain of its subsidiaries (collectively the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Court”) seeking relief under the provisions of chapter 11 of Title 11 of the United States Code.

On May 19, 2010, the Court entered an order confirming the Second Modified Joint Plan of Reorganization of Citadel Broadcasting Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as modified, the “Plan”). On June 3, 2010, the Debtors consummated their reorganization and the Plan became effective.

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K contain the unaudited Monthly Operating Report as of May 31, 2010 (the “Monthly Operating Report”) and the unaudited Quarterly Operating Report as of June 30, 2010 (the “Quarterly Operating Report”), respectively, as filed with the Court on July 30, 2010.

The Monthly Operating Report and Quarterly Operating Report (collectively, the “Reports”) are limited in scope, cover a limited time period and have been prepared solely for the purpose of complying with reporting requirements of the Court and the Bankruptcy Code. The financial information contained in the Reports is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. In addition, the financial information contained in the Reports also excludes certain non-Debtor entities of the Company that are consolidated for GAAP purposes. The Company cautions readers not to place undue reliance on the Reports. The Reports may be subject to revision. The Reports are prepared in a format required by the Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Reports should not be viewed as indicative of future results.

Additional information about the Debtors’ chapter 11 cases, including access to court documents and other general information about the chapter 11 cases, is available online at http://www.kccllc.net/citadel.

Limitation on Incorporation by Reference

The Reports are being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission (“SEC”) shall not incorporate the Reports or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Reports that is required to be disclosed solely by Regulation FD.

Forward-looking Statements

This current report on Form 8-K, as well as other statements made by the Company, may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (iii) the Company’s ability to maintain contracts and leases that are critical to its operations; (iv) the potential adverse impact of the chapter 11 cases on the Company’s liquidity, results of operations and business relations; (v) the ability of the Company to execute its business plans and strategy; (vi) the ability of the Company to attract, motivate and/or retain key executives and associates; (vii) general economic or business conditions affecting the radio broadcasting industry being less favorable than expected; and (viii) increased competition in the radio broadcasting industry. Other risk factors are listed from time to time in the documents and reports filed by the Company with the SEC, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit Number	Description

99.1	Monthly Operating Report for the month of May 2010.

99.2	Quarterly Operating Report for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: August 5, 2010
	By:	/S/ RANDY L. TAYLOR
	Name:	Randy L. Taylor
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Monthly Operating Report for the month of May 2010.

99.2	Quarterly Operating Report for the quarter ended June 30, 2010.

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